UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

Hancock Whitney Corporation

(Exact name of registrant as specified in its charter)

Mississippi	001-36872	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hancock Whitney Plaza

2510 14th Street

Gulfport, Mississippi 39501

(Address of principal executive offices) (Zip Code)

(228) 868-4000

(Registrant’s telephone, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $3.33 per share	HWC	Nasdaq
6.25% Subordinated Notes	HWCPZ	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2026, Hancock Whitney Corporation, a Mississippi corporation (“Hancock Whitney”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OFB Bancshares, Inc., a Florida corporation (“OFB Bancshares”) and a wholly owned subsidiary of Hancock Whitney (the “Merger Subsidiary”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, OFB Bancshares will merge with and into the Merger Subsidiary, with OFB Bancshares surviving the merger (the “first merger”) and then merging with and into Hancock Whitney, with Hancock Whitney surviving the merger (the “second merger” and together with the first merger, the “Mergers”). Immediately following the effective time of the second merger, OFB Bancshares’ wholly owned banking subsidiary, One Florida Bank, will merge with and into Hancock Whitney’s wholly owned banking subsidiary, Hancock Whitney Bank (the “Bank Merger”), with Hancock Whitney Bank continuing as the surviving bank in the Bank Merger. The Merger Agreement was approved by the board of directors of each of Hancock Whitney and OFB Bancshares.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the first merger, each share of common stock, par value $4.00 per share, of OFB Bancshares (the “OFB Bancshares common stock”) issued and outstanding immediately prior to the effective time of the first merger, other than certain excepted shares (including shares held by persons who properly exercised statutory appraisal rights), will be converted into the right to receive $29.273 per share in cash, without interest. Outstanding OFB Bancshares stock options will be converted into the right to receive an amount in cash, without interest and less applicable withholding taxes, equal to (1) the excess (if any) of $29.273 over the exercise price per share of OFB Bancshares common stock multiplied by (2) the number of shares of OFB Bancshares common stock subject to such stock option immediately prior to the effective time of the first merger.

The Merger Agreement contains customary representations and warranties from both Hancock Whitney, on the one hand, and OFB Bancshares, on the other hand, and each party has agreed to customary covenants.

Under the Merger Agreement, each of Hancock Whitney and OFB Bancshares has agreed to use its reasonable best efforts to obtain, as promptly as practicable, all consents required to be obtained from any governmental authority or other third party to consummate the transactions contemplated by the Merger Agreement (including the Mergers and the Bank Merger). In addition, OFB Bancshares has agreed to promptly call and hold a meeting of its shareholders to seek the approval of the Merger Agreement and, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement. OFB Bancshares has also agreed to certain non-solicitation obligations related to alternative business combination proposals. Holders representing approximately 23% of the outstanding shares of OFB Bancshares common stock entered into an agreement committing to vote their shares of common stock in favor of the Merger Agreement and against any alternative business combination proposal.

The completion of the Merger is subject to customary conditions, including (1) receipt of regulatory authorizations, consents and approvals, or waivers with respect thereto, including from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Florida Office of Financial Regulation and the Mississippi Department of Banking and Consumer Finance, and expiration of all applicable waiting periods in respect thereof, (2) approval of the Merger Agreement by the shareholders of OFB Bancshares, and (3) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Mergers or the Bank Merger or making the completion of the Mergers or the Bank Merger illegal. Each party’s obligation to complete the Mergers is also subject to certain additional customary conditions, including (1) subject to certain materiality qualifications, the accuracy of the representations and warranties of the other party, and (2) performance in all material respects by the other party of its obligations under the Merger Agreement. In addition, Hancock Whitney’s obligation to complete the Mergers is subject to (1) receipt from OFB Bancshares of a properly executed Foreign Investment and Real Property Tax Act of 1980 notification letter and a notice to the IRS in accordance with Treasury Regulations Section 1.897-2(h)(2) and (2) holders of no more than ten percent of the outstanding OFB Bancshares common stock having perfected and not withdrawn such holder’s appraisal rights under applicable law.

The Merger Agreement provides certain customary termination rights for Hancock Whitney and OFB Bancshares and further provides that a termination fee of $15,000,000 will be payable by OFB Bancshares in the event of a termination of the Merger Agreement under certain circumstances relating to alternative business combination proposals.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Mergers and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding Hancock Whitney or OFB Bancshares, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Hancock Whitney included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other filings that Hancock Whitney makes with the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of March 15, 2026, by and among Hancock Whitney Corporation, OFB Bancshares, Inc. and Citrus Acquisition Corp.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*

Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedules upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of, and subject to the protections of, section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Statements about the proposed acquisition, including future financial and operating results, may differ materially from those set forth in the forward-looking statements, including as a result of changes in the level of business contracts to be acquired, the ability to retain customers and employees following closing, receipt of certain third party or regulatory approvals and the ability to realize expected cost savings or other synergies from the acquisition. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in Hancock Whitney’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other periodic reports that Hancock Whitney files with the SEC.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK WHITNEY CORPORATION

Date: May 19, 2026	By: /s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer